Exhibit 8.1

Principal trading subsidiaries of the Company as at December 31, 2011

Details of the Company’s principal trading subsidiaries as at December 31, 2011 are set out below. Each entity is wholly owned by the Group unless otherwise stated.

Industrial & Automotive

Conexiones Hidraulics, S.A. de C.V.	(Mexico)
Dexter Axle Company	(USA)
Eifeler Maschinenbau GmbH	(Germany)
Gates A.E. Hydraulic Pte. Ltd.	(Singapore)
Gates GmbH	(Germany)
Gates S.A.S	(France)
Gates Argentina SA	(Argentina)
Gates Australia Pty Ltd	(Australia)
Gates do Brasil Industria e Comercio Ltda	(Brazil)
Gates Canada Inc.	(Canada)
Gates Europe NV	(Belgium)
Gates Fleximak Ltd.	(British Virgin Islands)
Gates Fluid Power Technologies (Changzhou) Co. Ltd.	(China)
Gates France S.a.r.l	(France)
Gates S.r.l.	(Italy)
Gates Hydraulics s.r.o. Gates CIS LLC	(Czech Republic) (Russia)
Gates EMB Trading (Shanghai) Co. Ltd.	(China)
Gates Engineering & Services FZCO	(UAE)
Gates Engineering & Services Hamriyah FZE	(UAE)
Gates India Private Limited	(India)
Gates Korea Company, Ltd.	(Korea)
(51% owned)
Gates Polska Sp.zo.o.	(Poland)
Gates Powertrain Plastik Metal ve Makina Sanayi ve Ticaret Limited Sirketi	(Turkey)

Gates PT Spain SA	(Spain)
The Gates Corporation	(USA)
Gates de Mexico S.A. de C.V.	(Mexico)
Gates (U.K.) Limited	(Scotland)
Gates Unitta Asia Kabushikikaisha
(51% owned)	(Japan)
Gates Unitta India Company Private Limited
(51% owned)	(India)
Gates Unitta Korea Co. Ltd.
(51% owned)	(Korea)
Gates Unitta Power Transmission (Shanghai) Ltd.
(51% owned)	(China)
Gates Unitta Power Transmission (Suzhou) Ltd. (51% owned)	(China)
Gates Unitta (Thailand) Co. Ltd.
(51% owned)	(Thailand)
Gates Winhere Automotive Pump Products (Yantai) Co. Ltd.
(60% owned)	(China)
Hydrolink Company LLC	(UAE)
Schrader S.A.S Schrader International Brasil Ltda.	(France) (Brazil)
Schrader-Bridgeport International, Inc.	(USA)
Schrader Electronics Limited	(Northern Ireland)

Building Products

Air System Components, Inc.	(USA)
Aquatic Co.	(USA)
Hart & Cooley, Inc.	(USA)
NRG Industries Inc	(USA)
Koch Filter Corporation	(USA)

Rolastar Private Limited	(India)
Ruskin Company	(USA)
Ruskin Air Management Limited	(UK)
Selkirk Americas, L.P.	(USA)
Eastern Sheet Metal, Inc.	(USA)